Exhibit 99.1

D. Hunt Ramsbottom Appointed Chief Executive Officer of Rentech, Inc.

DENVER, Dec. 19 /PRNewswire-FirstCall/ -- Rentech, Inc. (Amex: RTK) announced today that its Board of Directors voted unanimously to appoint Mr. D. Hunt Ramsbottom as Chief Executive Officer (CEO) of the company, effective December 15, 2005.

Mr. Ramsbottom was named president and a member to the Board of Rentech on September 13, 2005. He will continue in these capacities as well taking over the responsibilities of CEO. The company expects Mr. Ramsbottom will stand for re-election as a member to the Board of Directors of Rentech for a three- year term at the company’s next annual meeting of shareholders.

“The appointment of Hunt to the position of CEO reflects the outstanding job he has done in a short period of time in positioning Rentech to develop a viable clean energy alternative,” said Mr. Yakobson. “He has shown that his experience and abilities helping emerging growth companies achieve their objectives makes him the ideal candidate to lead the company through its next phase of growth.”

With the naming of Mr. Ramsbottom to the CEO position, Rentech has now filled the openings that would have remained with the announced retirement of Mr. Dennis L. Yakobson, Chairman and former CEO of Rentech, effective December 31, 2005. Mr. Yakobson will continue to serve as Chairman of the Board of Directors and as a consultant to the company after his retirement.

Prior to his appointment as president of Rentech, Mr. Ramsbottom had been consulting to the company in various capacities with a focus on developing strategies for transactional activities, assisting with the process of seeking capital for the execution of the company’s business development plan, reorganization of senior management, and augmenting the company’s strategy for enhancing shareholder value. Mr. Ramsbottom comes to Rentech with over 25 years of proven leadership experience, having served as the CEO of both small and mid-cap public and private companies.

Commenting on his appointment to the position of CEO, Mr. Ramsbottom stated: “I would like to take this opportunity to thank the Board of Rentech for placing their trust in me to move the company to the next level. It is a challenge that I accept with great enthusiasm. Rentech is a company that has a strong base of employees and loyal shareholders which makes taking on a responsibility like this much easier. The role that Dennis Yakobson has played in developing the technology as well as his involvement in Rentech, by remaining as Chairman and as a consultant, should ensure a seamless transition which will allow the entire management team to focus on commercialization of the Rentech Fischer-Tropsch Process technology. We feel confident that we will be able to realize Rentech’s vision of bringing clean energy solutions to the marketplace.”

About Rentech, Inc.

Rentech, Inc., a Colorado corporation formed in 1981, develops technology and projects to transform underutilized hydrocarbon resources into valuable alternative fuels and clean chemicals. To execute this strategy it utilizes its patented and proprietary Fischer-Tropsch gasto-liquids/coal-to-liquids process for conversion of synthesis gas made from natural gas, coal and other solid or liquid carbon-bearing materials into clean burning, ultra-low-sulfur and ultralow-aromatic fuels (beyond detectable limits), naphtha, waxes, and fuel for fuel cells.

Safe Harbor Statement

Certain information included in this report contains, and other reports or materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by us or our management) contain or will contain, “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended; Section 27A of the Act; and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made. Other factors that could cause actual results to differ from those reflected in the forward-looking statements include dangers associated with construction and operation of gas processing plants like those using the Rentech Process, risks inherent in making investments and conducting business in foreign countries, protection of intellectual property rights, competition, and other risks described in our various public reports.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008, extension 116, or by email at mkir@rentk.com, or see the Company’s website at: www.rentechinc.com; or Tony Schor, Investor Awareness, Inc. at 847-945-2222 or by email at tony@investorawareness.com. and Kevin Theiss, CEOcast, Inc. at 212-732-4300 or by email at ktheiss@ceocast.com.

SOURCE  Rentech, Inc.
           -0-                                                       12/19/2005
           /CONTACT:  Mark Koenig, Director of Investor Relations, Rentech, Inc., +1-303-298-8008 ext. 116, mkir@rentk.com; or Tony Schor, Investor Awareness, Inc., +1-847-945-2222, tony@investorawareness.com; or Kevin Theiss of CEOcast, Inc., +1-212-732-4300, ktheiss@ceocast.com/
           /Web site:  http://www.rentechinc.com /
           (RTK)